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                                                                 EXHIBIT NO. 3.8

                        YELLOW TECHNOLOGY SERVICES, INC.
                                     BYLAWS

                            (Effective May 12, 1992)

                                    ARTICLE I
                                  STOCKHOLDERS

     Section 1. Annual Meeting

     An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place on such date and at such time of day as the Board of Directors shall each year fix, which date shall be within thirteen months of the last annual meeting of stockholders.

     Section 2. Special Meetings

     Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the President or a majority of the Board of Directors and shall be held at such place, on such date, and at such time as they shall fix.

     Section 3. Notice of Meeting

     Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware or the Certificate of Incorporation).

     When a meeting is adjourned to another date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any

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adjourned meeting is more than fourteen days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting any business may be transacted which might have been transacted at the original meeting.

     Section 4. Quorum

     At any meeting of the stockholders, the holders of a majority of the outstanding shares (exclusive of treasury stock) of each class of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, unless or except to the extent that the presence of a larger number may be required by law.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another date or time.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

     Section 5. Organization

     The President or such person as the Board of Directors may have designated, shall call to order any meeting of the stockholders and act as chairman of the meeting and the Secretary or Assistant Secretary shall act as secretary of the meeting. In the absence of

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the Secretary or Assistant Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

     Section 6. Conduct of Business

     The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

     Section 7. Proxies and Voting

     At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

     Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise required by law or provided in the Certificate of Incorporation or these Bylaws.

     All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or provided in the Certificate of Incorporation or these Bylaws, all other matters shall be determined by a majority of the votes cast.

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     Section 8. Stock List

     A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the metropolitan area where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                                   ARTICLE II
                               BOARD OF DIRECTORS

     Section 1. Directors

          a. Number and Term of Office

     The number of directors who shall constitute the whole board shall be such number not less than three nor more than nine as the Board of Directors shall at the time have designated. Each director shall hold office until his successor is elected and qualified or until his earlier resignation, removal from office or death except as otherwise provided herein or required by law.

     Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the

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power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

     Section 2. Vacancies

     If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

     Section 3. Removals

     A director may be removed from office by a majority vote of the stockholders entitled to vote for the election of directors.

     Section 4. Regular Meetings

     Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

     Section 5. Special Meetings

     Special meetings of the Board of Directors shall be called upon written request of two directors then in office or by the President and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing the same not

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less than eighteen hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Section 6. Quorum

     At any meeting of the Board of Directors, one-third of the total number of the whole board, but not less than two, shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

     Section 7. Participation in Meetings by Conference Telephone

     Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting and any action duly taken by Directors at such a meeting shall have the same force and effect as if taken at a meeting duly called and attended in person by the Directors.

     Section 8. Conduct of Business

     At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise required by law or provided in the Certificate of Incorporation or these Bylaws. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

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     Section 9. Powers

     The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

     1. To declare dividends from time to time in accordance with law;

     2. To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

     3. To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

     4. To remove any officer of the Corporation with or without cause, and from time to time to transfer the powers and duties of any officer to any other person for the time being;

     5. To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers and agents;

     6. To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for officers and agents of the Corporation and its subsidiaries as it may determine;

     7. To adopt from time to time such insurance, retirement, and other benefit plans for officers and agents of the Corporation and its subsidiaries as it may determine;

     8. To adopt from time to time regulations, not inconsistent with these bylaws, for the management of the Corporation's business and affairs; and

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     9. To adopt from time to time an order of succession designating the officers to perform the duties and exercise the powers of the President in the event of the President's absence, death, inability or refusal to act.

     Section 10. Compensation of Directors

     Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

                                  ARTICLE III
                                   COMMITTEES

     Section 1. Committees of the Board of Directors

     The Board of Directors, by resolution, may from time to time designate committees of the Board, each of which shall have the respective powers and duties necessary or proper to carry out the purposes for which appointed, to serve at the pleasure of the board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

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     Section 2. Conduct of Business

     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members, which may be by telephone or telegraph, of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                                   ARTICLE IV
                                    OFFICERS

     Section 1. Generally

     The officers of the Corporation shall consist of a President and a Secretary. The Board of Directors may elect such additional officers as it deems necessary, including vice presidents, a treasurer, assistant secretaries and assistant treasurers. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.

     Section 2. President

     The President be responsible in general for the supervision and control of all of the business and affairs of the Corporation. He shall perform all duties and have all powers which are delegated to him by the Board of Directors. He shall have power to

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sign all stock certificates, contracts and other instruments of the Corporation which are authorized. In the event of the absence, death, inability or refusal to act of the President, the officer designated by the Board of Directors shall perform the duties and exercise the powers of the President.

     Section 3. Vice Presidents

     Each vice president shall perform such duties as the Board of Directors shall prescribe.

     Section 4. Treasurer

     The Treasurer, if one shall have been elected by the Board of Directors, shall have charge and custody of all monies and securities of the Corporation, shall in general perform all of the duties commonly incident to the office of Treasurer and shall perform such other duties as may be assigned him by the President. He shall make such disbursements of the funds of the Corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the Corporation.

     Section 5. Secretary

     The secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate minute books.

     Section 6. Delegation of Authority

     The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

     Section 7. Removal

     Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

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     Section 8. Action with Respect to Securities of Other Corporations

     Unless otherwise directed by the Board of Directors, the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                   ARTICLE V
                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

     Section 1. Right to Indemnification

          a. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all

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expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith;
provided, however, that with respect to any agent or employee, to the extent any such expenses, liabilities or losses are covered by insurance, other than insurance maintained by the corporation, the corporation shall be required to indemnify and hold harmless such agent or employee only to the extent that such expenses, liabilities or losses are not covered by such insurance. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any such proceedings in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

          b. Any person who is or was an agent of the corporation, and who would be entitled to be indemnified by the corporation under the circumstances set forth in Section 1(a) but for the fact that such person is not or was not a director, officer or employee of the corporation, may be indemnified by the corporation (but shall not be entitled to be indemnified by the corporation) in a specific case to all or part of the extent set forth in Section 1(a), if the Board of Directors determines that it is in the best interests

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of the corporation to grant such indemnity. Authorization for such indemnity and the extent thereof shall be determined by majority vote of a quorum of the Board of Directors.

     Section 2. Right of Claimant to Bring Suit

     If a claim under Section 1 is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

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     Section 3. Non-Exclusivity of Rights

     The rights conferred by Sections 1 and 2 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 4. Insurance

     The corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Section 5.

     For purposes of this Article, reference to "other enterprise" shall include entities of any. kind, including associations, rate bureaus and conferences.

                                   ARTICLE VI
                                     STOCK

     Section 1. Certificates of Stock

     Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a vice president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certifying the number of shares owned by him. Any of or all of the signatures on the certificate may be facsimile.

     Section 2. Transfers of Stock

     Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of

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the stock of the Corporation. Except where a certificate is issued in accordance with Section 6 of Article VI of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

     Section 3. Transfer and Change of Address

     Title to a certificate and to the shares represented thereby can be transferred only:

     (1) By delivery of the certificates, endorsed either in blank or to a specified person, by the person appearing in the certificate to be the owner of the shares represented thereby; or

     (2) By delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

     Section 4. Change of Address

     Stockholders shall be responsible for notifying in writing the secretary, or the transfer agent or registrar as the case may be, if appointed by resolution of the Board, of any changes in their addresses from time to time, and failure to do so shall relieve the Corporation, its shareholders, directors, officers and the transfer agent and/or registrar, if any, of liability for failure to direct notices, dividends, or other documents or property to an address other than the one appearing in the records of the secretary or, if appointed, the transfer agent or registrar.

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     Section 5. Record Date

     The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

     Section 6. Lost, Stolen or Destroyed Certificates

     In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     Section 7. Regulations

     The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                   ARTICLE VII
                                     NOTICES

     Section 1. Notices

     Whenever notice is required to be given to any stockholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such stockholder, director, officer, or agent at his or her address as the same appears on

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the books of the Corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

     Section 2. Waivers

     A written waiver of any notice, signed by a stockholder, director, officer, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                  ARTICLE VIII
                                 MISCELLANEOUS

     Section 1. Facsimile Signatures

     In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     Section 2. Corporate Seal

     The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.

     Section 3. Reliance upon Books, Reports and Records

     Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the

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Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

     Section 4. Fiscal Year

     The fiscal year of the Corporation shall be as fixed by the Board of Directors.

     Section 5. Time Periods

     In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days after an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

                                   ARTICLE IX
                                   AMENDMENTS

     Section 1. Amendments

     These Bylaws may be amended or repealed, or new bylaws may be adopted by the affirmative vote of the majority of the Board of Directors or by the stockholders at any meeting.

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